Exhibit 10.12

Power of Attorney

Our company, Shanghai iKang Guobin Holding Co., Ltd., with the registered address at Room 3182, No. 2123, Pudong Avenue, Shanghai, being a shareholder of 80% of the equity (“Company Equity”) of Hangzhou iKang Guobin Clinic Co., Ltd., hereby irrevocably authorize Zhejiang iKang Co., Ltd. to exercise the following rights with respect to Company Equity within the term of this Power of Attorney:

Zhejiang iKang Co., Ltd. is hereby authorized to act on our company’s behalf as our company’s sole exclusive agent and attorney with respect to all matters concerning Company Equity, including but not limited to: 1) attending the shareholders’ meetings of Hangzhou iKang Guobin Clinic Co., Ltd.; 2) exercising all the shareholder’s rights and shareholder’s voting right our company is entitled to according to law and Articles of Association of Hangzhou iKang Guobin Clinic Co., Ltd., including but not limited to the sale or transfer or pledge or disposition of Company Equity in part or in whole; 3) receiving the dividend, bonus and any distribution attributable to the shareholder that our company has declared; and 4) designating and appointing, as our company’s authorized representative, the legal representative (executive director), general manager and other senior management members of Hangzhou iKang Guobin Clinic Co., Ltd..

Zhejiang iKang Co., Ltd. shall have the power and authority under this Power of Attorney to execute the Transfer Contract(s) stipulated in Exclusive Option Contract (to which our company is required to be a party) on our company’s behalf, and to duly perform the Equity Pledge Contract and the Exclusive Option Contract to which our company is a contracting party, both of which were executed concurrently with this Power of Attorney. The exercise of these powers shall not impose any restrictions on this Power of Attorney.

All the actions conducted by Zhejiang iKang Co., Ltd. in relation to Company Equity shall be deemed as our company’s own actions, and all documents executed by Zhejiang iKang Co., Ltd. shall be deemed to be executed by our company itself. Our company hereby acknowledges those actions and documents.

Zhejiang iKang Co., Ltd. is entitled to assign its rights regarding the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to our company or obtaining our company’s consent.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as our company is a shareholder of Hangzhou iKang Guobin Clinic Co., Ltd.

During the term of this Power of Attorney, our company hereby waives all the rights associated with Company Equity, which have been entrusted to Zhejiang iKang Co., Ltd. through this Power of Attorney, and shall not exercise such rights by our company itself.

Signed by:	/s/ Zhang Ligang

Name:	Zhang Ligang
Title:	Legal representative

Shanghai iKang Guobin Holding Co., Ltd.
(Company seal)

Date: January 12, 2011